UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2005

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

SL Green Realty Corp. (NYSE: SLG) today reported that its Board of Directors has declared a dividend of $0.54 per common share for the quarter ending June 30, 2005. The dividend is payable July 15, 2005 to stockholders of record on the close of business on June 30, 2005.

This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.16. Based on the closing price of the Company's common stock on June 15, 2005, the common share annualized dividend yield is 3.3%.

The Company’s Board of Directors also declared dividends on the Company’s Series C and D Preferred Stock for the period April 15, 2005 through and including July 14, 2005, of $0.4766 and $0.4922 per share, respectively. Dividends are payable July 15, 2005 to stockholders of record on the close of business on June 30, 2005. Distributions reflect the regular quarterly distributions, which are the equivalent of an annualized distribution of $1.9064 and $1.9688, respectively.

Item 9.01.              Financial Statements and Exhibits

99.1                                                                           Press release

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

By:	/S/ Gregory F. Hughes
Name:	Gregory F. Hughes
Title:	Chief Financial Officer

Date:  June 16, 2005